                                                       Exhibit 99


[Western Resources (R) logo]                [KCPL (R) logo]
making life a little easier


MEDIA CONTACTS:                    MEDIA CONTACTS:
Michel' J. Philipp (785) 575-1927       Phyllis Desbien (816) 556-
2903

INVESTOR CONTACT:                  INVESTOR CONTACT:
Bruce Burns (785) 575-8227         Andrea Bielsker (816) 556-2312



                       JOINT NEWS RELEASE

                     NEW AGREEMENT REACHED,
             RESULTS IN FORMATION OF WESTAR ENERGY

               SHAREOWNER MEETINGS SET FOR SUMMER

     TOPEKA, Kansas, and KANSAS CITY, Missouri, March 19, 1998

(6:30 a.m. CST) -- Western Resources (NYSE:WR) and Kansas City

Power & Light Company (NYSE:KLT) today announced a restructuring of their merger agreement, resulting in the formation of a new electric company. Both companies will ask shareowners to approve the transaction around June 30.

     The new company -- to be named Westar Energy -- will be

headquartered in Kansas City, Missouri, and traded on the New

York Stock Exchange. Under the new agreement, each KCPL

shareowner will receive $23.50 worth of Western Resources common stock, subject to a collar mechanism, for each share of KCPL common stock owned. In addition, for each KCPL common share

owned, each KCPL shareowner will receive one share of the new company -- Westar Energy -- with an estimated value of between approximately $10.00 and $12.00 per share based on current market conditions. This estimate is based on an analysis by KCPL and

Western Resources assuming that the dividend for the first year of operation is $0.72 and assuming a


                             -more-

p. 2 - WESTAR ENERGY

normal electric utility payout ratio.  Since Westar Energy will be a newly formed entity with no trading history, there can be no assurance that Westar Energy will trade at such levels.

     "This unique and creative approach will give the electric

operations of both companies a foundation for success in the new competitive environment," said John E. Hayes, Jr., Western

Resources chairman of the board and chief executive officer.

"Shareowners will reap the benefits of the regulated utility assets of Western Resources and KCPL and the upside potential of ownership in Western Resources, a consumer services company with diversified holdings in monitored security and energy companies.

     "This transaction provides significant tangible benefits for all involved," said Hayes. "Our mutual commitment to no employee layoffs and long-range cost savings exemplifies what our two companies can do together. We are delighted to build on each other's strengths to create a company poised for the future."

Western Resources and KCPL will contribute their respective

electric operations to form Westar Energy, which will be 80.1 percent owned by Western Resources and 19.9 percent by KCPL

shareowners.

     "By combining the electric utility businesses of both

companies, we are creating a larger regional platform from which to provide customers with the same reliable competitive energy services to which they are accustomed," said Drue Jennings,

KCPL's chairman of the board, president and chief executive

officer.

     "In addition, KCPL shareowners' ownership in Western

Resources, one of the most dynamic companies in the nation, has the potential for growth," said Jennings. "Western Resources'

management team has a demonstrated track record for growth,

having delivered to its


                             -more-

p. 3 - WESTAR ENERGY

shareowners a total return on their investment of approximately

48% during the last year. We are extremely pleased with this agreement and look forward to making it happen."

     Westar Energy will continue to operate under the brand names of KCPL, KGE, and KPL. The combined company will have more than one million electric customers in Kansas and Missouri, $8.2

billion in assets and more than 8,000 megawatts of electric

generation resources. Hayes will serve as chairman of the board;

Jennings will assume chief executive officer responsibilities of

Westar Energy.

     A 10-member board of directors will govern Westar Energy.

Six positions will be appointed by Western Resources and four positions from KCPL.

     Westar Energy's executive headquarters will be in Kansas

City, Missouri, customer service operations will be headquartered in Wichita, and its field operations will be headquartered in

Topeka.

     Western Resources will continue to be headquartered in

Topeka, Kansas, and will include KLT, Inc., KCPL's unregulated operations; 80.1% of Westar Energy; Western Resources' existing investments of 45% interest in ONEOK, Inc., the eighth largest natural gas distribution company in the nation; an 80% interest in Protection One, the second largest monitored security company with more than one million security customers in 48 states; and

the Wing Group, international power project developers. Three members of the KCPL board will join the Western Resources board.


                             -more-

p. 4 -    WESTAR ENERGY

     Western Resources will continue to trade on the New York

Stock Exchange under the symbol WR.

     Salomon Smith Barney, Western Resources' investment banker,

and Merrill Lynch & Co., Inc., KCPL's investment banker, have presented fairness opinions to the boards of directors of each company. The agreement must receive approval from various

regulatory agencies.  The approval process should take

approximately 12 months.  It is expected the transaction will close by mid-year 1999.

                              -30-



     Western Resources (NYSE:WR) is a consumer services company with interests in monitored security and energy. The company has total assets of approximately $7 billion, including security company holdings through ownership of Protection One (NASDAQ:ALRM), which has more than 1 million security customers in 48 states. Its utilities, KPL and KGE, provide electric service to approximately 600,000 customers in Kansas. Through its ownership in ONEOK Inc. (NYSE:OKE), a Tulsa-based natural gas company, Western Resources has a 45 percent interest in the eighth largest natural gas distribution company in the nation, serving more than 1 million customers. Through its other subsidiaries, Westar Capital and The Wing Group, the company participates in energy-related investments in the continental United States and offshore.

     For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.


     Kansas City Power & Light Company (NYSE:KLT) provides electric power to a growing and diversified service territory encompassing metropolitan Kansas City, parts of eastern Kansas and western Missouri. KCPL is a low-cost producer and leader in fuel procurement and plant technology. KLT Inc., a wholly owned subsidiary of KCPL, pursues opportunities in nonregulated, primarily energy-related ventures.

     For more information about KCPL, visit http://www.kcpl.com.

     This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect numerous assumptions, and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are: electric load and customer growth; abnormal weather conditions; available sources and cost of fuel and generating capacity; the speed and degree to which competition enters the power generation, wholesale and retail sectors of the electric utility industry; state and federal regulatory commission decisions; the ability of the combined company to achieve synergies; the economic climate and growth in the service territories of the two companies; economies generated by the merger; inflationary trends and interest rates and the other risks detailed from time to time in the two companies' SEC reports.

                           FACT SHEET
                WESTERN RESOURCES/KCPL AGREEMENT
                         MARCH 19, 1998

TERMS OF AGREEMENT

     Under the agreement, KCPL shareowners will receive both Western Resources stock and Westar Energy stock. Upon closing of the transaction, KCPL shareowners will receive shares of Western Resources common stock, with a value at closing of $23.50 per share, subject to a collar. Western Resources shareowners will continue to hold the common stock they currently own. At closing, for every one share of KCPL common stock they currently own, KCPL shareowners will also receive one share of Westar Energy with an estimated value between approximately $10.00 and $12.00 per share based on current market conditions. This estimate is based on an analysis by KCPL and Western Resources assuming that the dividend for the first year of operation is $0.72 and assuming a normal electric utility payout ratio. Since Westar Energy will be a newly formed entity with no trading history, there can be no assurance that Westar Energy will trade at such levels.

     Western Resources will own 80.1% of Westar Energy's total common equity and KCPL shareowners will own the remaining 19.9% of Westar Energy. KCPL shareowners will own approximately 35% of Western Resources and Western Resources' existing shareowners will own approximately 65% of Western Resources based on current Western Resources stock price. It is anticipated that the transaction will be tax-free to both Western Resources and KCPL shareowners and accounted for as a purchase.

     On a proforma basis for the year ended December 31, 1997, Westar Energy's revenues would have been approximately $2.1 billion and its debt $2.7 billion ($1.9 billion from Western Resources and $800 million from KCPL). With $8.2 billion in combined assets, Westar Energy will serve more than 1 million electric customers in Kansas and Missouri. The combined entity will have more than 8,000 megawatts of electric generation resources.

DIVIDEND POLICY

     KCPL currently pays an annual dividend of $1.62 per KCPL share. Western Resources has an indicated annual dividend of $2.14 per Western Resources share. In addition, it is presently the intention of Westar Energy to pay annual dividends at a target rate consistent with the dividend payout ratios of other pure-play utilities, or approximately 72 cents per Westar Energy share the first full year of operation. It is anticipated that after completion of the transaction, KCPL shareowners will receive dividends on both the Western Resources shares and the Westar Energy shares exchanged for their KCPL shares.

     Based on these assumptions and Western Resources stock price and dividend rates, KCPL shareowners would thus receive stock which is anticipated to pay a combined dividend of $1.90 for each KCPL share exchanged at the closing. Of course, there can be no assurance that the boards of the directors of either Western Resources or Westar Energy will declare dividends in the future or, if declared, the amount of such dividends.

MANAGEMENT AND BOARD

     John E. Hayes, Jr., will become chairman of the board of Westar Energy and Drue Jennings will become chief executive officer. The board of directors of Westar Energy will consist of 10 members, including six directors appointed by Western Resources and four directors from KCPL. In addition, three KCPL directors will join Western Resources' board.

HEADQUARTERS

     Westar Energy will do business in its various service areas under the names KCPL, KGE, and KPL. The corporate headquarters of Westar Energy will be in Kansas City, Missouri. Its customer service operations will be headquartered in Wichita, Kansas, and its field operations will be located in Topeka, Kansas.

COLLAR

     The number of shares to be received by KCPL shareowners in the exchange will be equal to $23.50 in value provided that the average closing price of Western Resources stock over the 20-day trading period ending 10 days prior to closing is not greater than $47.00 or less than $38.28 (the collar). If the stock price is above or below this range, the collar has additional steps above and below which are outlined in detail in the amended merger agreement, which has been set forth on a Form 8-K to be filed with the Securities and Exchange Commission.

APPROVALS AND TIMING

     The transaction is conditioned, among other things, upon the approval of each company's shareowners at meetings to be conducted around June 30, 1998. Other approvals include various state and federal regulatory agencies, including the Kansas Corporation Commission, the Missouri Public Service Commission, the Federal Energy Regulatory Commission, and the Nuclear Regulatory Commission. The companies are hopeful that regulatory approvals can be obtained by mid-1999.

     Salomon Smith Barney is serving as financial advisor and Sullivan & Cromwell is serving as legal advisor to Western Resources. Merrill Lynch & Co. is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to KCPL.

                      HOW THE TRANSACTION LOOKS

PRE-TRANSACTION:
[flow chart]

               [box] WR                              [box]    KCPL
                    (KPL)                                     (Regulated
                                                              Utility)
[line connecting WR (KPL)       [line connecting
box down to box marked          WR (KPL) box         [line connecting KCPL
Unregulated Businesses]         down to box          Regulated Utility box
                                marked KGE]          down to box marked
                                                     KLT Inc.]

     [box]  Unregulated         [box]  KGE           [box]  KLT Inc.
            Businesses

POST-TRANSACTION:
[flow chart]

                    [dotted circle]               [dotted circle]
                           WR                           KCPL
                      Shareholders                  Shareholders

                                   19.9% [line connecting KCPL
                                         Shareholders dotted
                                         circle down to box marked
                                         Westar Energy KCPL KGE KPL]

                    65.5%  [line connecting WR box up
                           to dotted circle marked WR
                           Shareholders]

                                   34.5%(a) [line connecting WR box to
                                            upper right-hand corner
                                            dotted circle marked KCPL
                                            Shareholder]
                    [box]
                     WR

[line connecting WR box            80.1% [line connecting WR box down to lower
down to box marked                       right-hand corner box marked
Monitored Security                       Westar Energy
Gas                                      KCPL
Other Business]                          KGE
                                         KPL]

                    100% [line connecting WR box down
                         to box marked KLT Inc.]

[box]                    [box]               [box]
Monitored Security       KLT Inc.            Westar Energy
Gas                                          KCPL
Other Businesses                             KGE
                                             KPL


(a) Based on 65.4mm WR Shares, 61.9mm KCPL Shares, a 0.555 exchange ratio, and a $42.31 WR 03/13/98 closing stock price